Exhibit 10.36

AMENDMENT NO. 2

Dated as of October 31, 2008

to

AMENDED AND RESTATED GUARANTEE AGREEMENT

Dated as of August 23, 2007

          THIS AMENDMENT NO. 2 (“Amendment”) is made as of October 31, 2008 by and among Photronics, Inc. (the “Guarantor”) and JPMorgan Chase Bank (China) Company Limited, Shanghai Branch, as Administrative Agent (for and on behalf of itself and the Majority Lenders under the Restated Credit Agreement) (the “Administrative Agent”), under that certain Amended and Restated Guarantee Agreement dated as of August 23, 2007 by and among the Guarantor and the Administrative Agent (for and on behalf of itself and the other Finance Parties from time to time party to the Restated Credit Agreement) (as amended by that certain Amendment No. 1 thereto, dated as of April 25, 2008, and as may be further amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Guarantee Agreement.

          WHEREAS, the Guarantor has requested that the Administrative Agent and the Majority Lenders agree to certain amendments to the Guarantee Agreement;

          WHEREAS, the Guarantor and the Administrative Agent and the Majority Lenders have agreed to such amendments on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor and the Administrative Agent (for and on behalf of itself and the Majority Lenders under the Restated Credit Agreement) have agreed to enter into this Amendment.

          1. Amendments to Guarantee Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below, the Guarantee Agreement is hereby amended as follows:

          (a) Clause (a) of Section 7.11 of the Guarantee Agreement is amended and restated in its entirety as follows:

          (a) Maximum Senior Leverage Ratio. The Guarantor will not permit the ratio (the “Senior Leverage Ratio”), determined as of the end of each of its fiscal quarters set forth below, of (i) Consolidated Senior Indebtedness to (ii) Consolidated EBITDA for the period of 4 consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Guarantor and its Subsidiaries on a consolidated basis, to be greater than the ratio set forth opposite such fiscal quarter:

Fiscal Quarter Ending On or About	Maximum Senior Leverage Ratio
November 2, 2008	2.25 to 1.00
January 31, 2009 and thereafter	1.50 to 1.00

          2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that (a) the Administrative Agent shall have received counterparts of this Amendment duly executed by the Guarantor and the Administrative Agent (for and on behalf of itself and the Majority Lenders under the Restated Credit Agreement), (b) the Administrative Agent shall have received evidence of an amendment to the U.S. Credit Agreement on terms and conditions reasonably satisfactory to it, (c) the Guarantor shall have paid to the Administrative Agent (or an Affiliate thereof), for the account of each Lender (or its Affiliate in the U.S.) that executes and delivers its signature page hereto by such time as is requested by the Administrative Agent (or an Affiliate thereof), an amendment fee equal to 0.70% of such Lender’s aggregate Commitment under the Restated Credit Agreement and (d) the Guarantor shall have paid all of the fees of the Administrative Agent (including, to the extent invoiced, reasonable attorneys’ fees and expenses of the Administrative Agent) in connection with this Amendment.

          3. Representations and Warranties of the Guarantor. The Guarantor hereby represents and warrants as follows:

          (a) This Amendment and the Guarantee Agreement, as amended hereby, constitute legal, valid and binding obligations of the Guarantor and are enforceable against the Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          (b) As of the date hereof and giving effect to the terms of this Amendment, (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of the Guarantor set forth in the Guarantee Agreement, as amended hereby, are true and correct as of the date hereof.

          4. Reference to and Effect on the Guarantee Agreement.

          (a) Upon the effectiveness hereof, each reference to the Guarantee Agreement in the Guarantee Agreement or any other Finance Document shall mean and be a reference to the Guarantee Agreement as amended hereby.

          (b) Except as specifically amended above, the Guarantee Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Guarantee Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

          5. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

          6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

PHOTRONICS, INC.,
as the Guarantor

By:_____________________________________
Name:
Title:

JPMORGAN CHASE BANK (CHINA) COMPANY LIMITED,
SHANGHAI BRANCH,
as Administrative Agent (for and on behalf of itself and the
Majority Lenders under the Restated Credit Agreement)

By:_____________________________________
Name:
Title: